================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                DECEMBER 31, 1998


                           SNYDER COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                     1-12145                    52-1983617
(STATE OR OTHER JURISDICTION        (COMMISSION               (I.R.S. EMPLOYER
    OF INCORPORATION)               FILE NUMBER)             IDENTIFICATION NO.)


                   TWO DEMOCRACY CENTER, 6903 ROCKLEDGE DRIVE
                      15TH FLOOR, BETHESDA, MARYLAND 20817
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (301) 468-1010
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



================================================================================

ITEM 5.  OTHER EVENTS.

                           SNYDER COMMUNICATIONS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                            PAGE
                                                                                                            ----

SNYDER COMMUNICATIONS, INC.

CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Public Accountants................................................................     F-1

Consolidated Balance Sheet as of December 31, 1998 and 1997.............................................     F-2

Consolidated Statement of Income, including unaudited pro forma data, for the
   years ended December 31, 1998, 1997 and 1996.........................................................     F-3

Consolidated Statement of Equity and Comprehensive Income for the years
   ended December 31, 1998, 1997 and 1996...............................................................     F-4

Consolidated Statement of Cash Flows for the years ended December 31, 1998,
   1997 and 1996........................................................................................     F-6

Notes to Consolidated Financial Statements..............................................................     F-8



BRANN HOLDINGS LIMITED

Report of Independent Accountants.......................................................................     F-31



AMERICAN LIST CORPORATION

Report of Independent Certified Public Accountants......................................................     F-32


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Snyder Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of Snyder Communications, Inc. and subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the 1996 financial statements of American List Corporation or Brann Holdings Limited included in the consolidated financial statements of the Company, which statements reflect revenues constituting 13% of the related consolidated total in 1996. These statements were audited by other auditors whose reports have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for American List Corporation or Brann Holdings Limited, is based solely upon the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Snyder Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                   ARTHUR ANDERSEN LLP



Washington, D.C.
February 3, 1999

                           SNYDER COMMUNICATIONS, INC.

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                                   DECEMBER 31,
                                                                                                   ------------
                                                                                                 1998        1997
                                                                                                 ----        ----
                                           ASSETS
Current assets:
     Cash and equivalents................................................................    $  73,595    $ 89,829
     Marketable securities...............................................................          612       2,348
     Accounts receivable, net of allowance for doubtful accounts of $10,002 and $7,817 at
       December 31, 1998 and 1997, respectively..........................................      122,422      97,696
     Receivables from pass-through costs.................................................       86,015      77,221
     Related party receivables...........................................................          190       3,763
     Unbilled services...................................................................       34,920      20,730
     Current portion of deferred tax asset...............................................       19,546      12,013
     Other current assets................................................................       21,929      18,932
                                                                                             ---------    --------
                  Total current assets...................................................      359,229     322,532
                                                                                             ---------    --------
Property and equipment, net..............................................................       80,395      46,130
Goodwill and other intangible assets, net................................................      153,016      68,943
Deferred tax asset.......................................................................       93,349       4,569
Deposits and other assets................................................................        9,671      10,172
                                                                                             ---------    --------
                  Total assets...........................................................     $695,660    $452,346
                                                                                             =========    ========


                                   LIABILITIES AND EQUITY
Current liabilities:
     Lines of credit.....................................................................      $ 2,023    $ 32,050

     Current maturities of long-term debt................................................        1,085       2,615
     Accrued payroll.....................................................................       27,412      25,055
     Accounts payable....................................................................      120,333     105,154
     Accrued expenses....................................................................      126,321     101,572
     Client advances.....................................................................       13,718      12,675
     Unearned revenue....................................................................       22,981      30,127
                                                                                             ---------    --------
                  Total current liabilities..............................................      313,873     309,248
                                                                                             ---------    --------
Related party borrowings.................................................................        8,924       7,529
Long-term obligations under capital leases...............................................        1,750       1,860
Long-term debt, net of current maturities................................................        3,089       3,935
Other liabilities (including deferred income taxes of $3,329 at December 31, 1998).......        7,686       6,235
Commitments and contingencies
Redeemable ESOP stock, 88 and 147 shares outstanding at December 31, 1998 and 1997,
   respectively..........................................................................        2,960       5,278
Equity:
     Preferred stock, $.001 par value per share, 5,000 shares authorized, none issued and
       outstanding at December 31, 1998 and 1997.........................................          --          --
     Common stock, $.001 par value per share, 400,000 and 120,000 shares authorized, 71,480
       and 67,950 shares issued and outstanding at December 31, 1998 and 1997, respectively         71          68
     Additional paid-in capital..........................................................      375,114     180,086
     Treasury stock, at cost, 1,053 shares at December 31, 1997..........................          --      (42,705)
     Accumulated other comprehensive income..............................................        1,829         640
     Retained deficit....................................................................      (19,636)    (19,828)
                                                                                             ---------    --------
                  Total equity...........................................................      357,378     118,261
                                                                                             ---------    --------
                  Total liabilities and equity...........................................     $695,660    $452,346
                                                                                             =========    ========


 The accompanying notes are an integral part of this consolidated balance sheet.

                           SNYDER COMMUNICATIONS, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                     1998        1997        1996
                                                                                     ----        ----        ----
                                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues.................................................................      $815,303     $612,039   $493,927
Operating expenses:
     Cost of services........................................................       554,057      430,245    341,715
     Selling, general and administrative expenses............................       144,361      126,159    103,665
     Compensation to stockholders............................................         1,315       28,060     17,279
     ESOP expense............................................................          --          5,411      6,553
     Recapitalization costs..................................................          --          1,889       --
     Acquisition and related costs...........................................        65,863       39,430       --
                                                                                  ---------    ---------  ---------
Income (loss) from operations................................................        49,707      (19,155)    24,715
Interest expense, including amounts to related parties of $555, $1,669 and
   $2,734 in 1998, 1997 and 1996, respectively...............................        (4,068)      (4,795)    (6,076)
Investment income............................................................         5,488        3,512      3,167
                                                                                  ---------    ---------  ---------
Income (loss) from continuing operations before income taxes.................        51,127      (20,438)    21,806
Income tax provision.........................................................       (28,321)      (4,916)    (6,242)
                                                                                  ---------    ---------  ---------
Income (loss) from continuing operations.....................................        22,806      (25,354)    15,564
Loss from discontinued operations............................................          --         (1,507)    (1,498)
                                                                                  ---------    ---------  ---------
Income (loss) before extraordinary item......................................        22,806      (26,861)    14,066
Extraordinary item, less applicable income taxes of $806.....................          --           --       (1,216)
                                                                                  ---------    ---------  ---------
                  Net income (loss)..........................................      $ 22,806     $(26,861)  $ 12,850
                                                                                  =========    =========  =========
Historical net income (loss) per share:
     Basic net income (loss) per share
         Income (loss) from continuing operations............................      $   0.33     $  (0.40)  $   0.26
                                                                                  =========    =========  =========
         Net income (loss)...................................................      $   0.33     $  (0.42)  $   0.22
                                                                                  =========    =========  =========

     Diluted net income (loss) per share
         Income (loss) from continuing operations............................      $   0.32     $  (0.40)  $   0.26
                                                                                  =========    =========  =========
         Net income (loss)...................................................      $   0.32     $  (0.42)  $   0.21
                                                                                  =========    =========  =========
Pro forma net income (loss) per share (unaudited) (Note 3):
     Basic net income (loss) per share
         Income (loss) from continuing operations............................      $0.29        $  (0.47)  $   0.15
                                                                                  =========    =========  =========
         Net income (loss)...................................................      $0.29        $  (0.48)  $   0.11
                                                                                  =========    =========  =========

     Diluted net income (loss) per share
         Income (loss) from continuing operations............................      $0.28        $  (0.47)  $   0.14
                                                                                  =========    =========  =========
         Net income (loss)...................................................      $0.28        $  (0.48)  $   0.11
                                                                                  =========    =========  =========

               The accompanying notes are an integral part of this
                       consolidated statement of income.

                           SNYDER COMMUNICATIONS, INC.

            CONSOLIDATED STATEMENT OF EQUITY AND COMPREHENSIVE INCOME


                                                  COMMON     COMMON     ADDITIONAL   RETAINED    LIMITED       UNEARNED
                                                  STOCK       STOCK     PAID-IN      EARNINGS    PARTNERS'       ESOP      TREASURY
                                                  SHARES    PAR VALUE   CAPITAL     (DEFICIT)    DEFICIT    COMPENSATION     STOCK
                                                  ------    ---------   -------     ---------    -------    ------------     -----
                                                                                                (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31, 1995, as previously
   restated for poolings....................     31,896,000      $32      $15,857    $ 28,987      $(1,450)   $(4,324)     $(3,585)
     Distributions and dividends............          --          --         --       (27,735)      (8,612)        --         --
     Net proceeds from stock issuances......      4,747,000        5       59,662        --            --          --         --
     Exercise of stock options and subsidiary
       stock appreciation rights............         63,000       --        1,005        --            --          --         --
     Foreign currency translation adjustment          --          --         --          --            --          --         --
     Unrealized loss on marketable securities         --          --         --          --            --          --         --
     Purchases and retirements of treasury
       stock................................     (1,727,000)      (2)      (2,777)       (124)         --          --       (6,433)
     Reissuance of treasury stock...........          --          --           95        --            --          --          475
     Release of ESOP shares.................          --          --        2,429        (538)         --        2,758        --
     Reclassification of redeemable ESOP stock        --          --       (2,183)       --            --          --         --
     Reorganization.........................     28,959,000       29      (15,558)      7,630        7,899         --         --
     Capital contribution - acquired
       subsidiary...........................          --          --          469        --            --          --         --
     Net income.............................          --          --         --        10,687        2,163         --         --

     Comprehensive income...................
                                                -----------    -----     --------    --------       ------    --------    --------
Balance, December 31, 1996..................     63,938,000       64       58,999      18,907          --       (1,566)     (9,543)
     Distributions and dividends............          --          --         --        (8,968)         --          --         --
     Net proceeds from stock issuances......      1,850,000        2       42,711        --            --          --         --
     Exercise of stock options and subsidiary
       stock appreciation rights............      1,789,000        2       39,179        --            --          --         --
     Issuance of shares for purchase of
       subsidiaries.........................        644,000        1       14,013        --            --          --         --
     Foreign currency translation adjustment          --          --         --          --            --          --         --
     Unrealized gain on marketable securities         --          --         --          --            --          --         --
     Purchases and retirements of treasury
       stock................................       (740,000)      (1)      (4,241)      (151)          --          --        3,011
     Reissuance of treasury stock...........        105,000       --        3,950        --            --          --          947
     Release of ESOP shares.................          --          --        1,971        --            --        1,566        --
     Reclassification of redeemable ESOP stock        --          --       (2,826)       --            --          --         --
     Recapitalization of certain subsidiaries
       acquired in 1998.....................        364,000       --       20,827     (1,250)          --          --      (37,120)

     Capital contribution - acquired
       subsidiary...........................          --          --        5,503        --            --          --         --
     Net loss...............................          --          --         --      (26,861)          --          --         --
     Impact from differing fiscal year end
       (Note 1).............................          --          --         --       (1,505)          --          --         --

     Comprehensive loss.....................
                                                -----------    -----     --------    --------       ------    --------    --------

                                      F-4(a)

*Table continued on following page

*Table continued from previous page

                                                    ACCUMULATED
                                                       OTHER
                                                   COMPREHENSIVE               COMPREHENSIVE
                                                      INCOME        TOTAL         INCOME
                                                      ------        -----         ------

Balance, December 31, 1995, as previously
   restated for poolings....................           $ 527      $ 36,044       $   --
     Distributions and dividends............             --        (36,347)          --
     Net proceeds from stock issuances......             --         59,667           --
     Exercise of stock options and subsidiary
       stock appreciation rights............             --          1,005           --
     Foreign currency translation adjustment            (154)         (154)         (154)
     Unrealized loss on marketable securities           (111)         (111)         (111)
     Purchases and retirements of treasury
       stock................................             --         (9,336)          --
     Reissuance of treasury stock...........             --            570           --
     Release of ESOP shares.................             --          4,649           --
     Reclassification of redeemable ESOP stock           --         (2,183)          --
     Reorganization.........................             --           --             --
     Capital contribution - acquired
       subsidiary...........................             --            469           --
     Net income.............................             --         12,850        12,850
                                                                               ---------
     Comprehensive income...................                                     $12,585
                                                      ------     ---------     =========
Balance, December 31, 1996..................             262        67,123           --
     Distributions and dividends............             --         (8,968)          --
     Net proceeds from stock issuances......             --         42,713           --
     Exercise of stock options and subsidiary
       stock appreciation rights............             --         39,181           --
     Issuance of shares for purchase of
       subsidiaries.........................             --         14,014           --
     Foreign currency translation adjustment             356           356           356
     Unrealized gain on marketable securities             22            22            22
     Purchases and retirements of treasury
       stock................................             --         (1,382)          --
     Reissuance of treasury stock...........             --          4,897           --
     Release of ESOP shares.................             --          3,537           --
     Reclassification of redeemable ESOP stock           --         (2,826)          --
     Recapitalization of certain subsidiaries
       acquired in 1998.....................             --                          --
                                                                   (17,543)
     Capital contribution - acquired
       subsidiary...........................             --          5,503           --
     Net loss...............................             --        (26,861)      (26,861)
     Impact from differing fiscal year end
       (Note 1).............................             --         (1,505)          --
                                                                               ---------
     Comprehensive loss.....................                                    $(26,483)
                                                      ------     ---------     =========

                                     F-4(b)

                           SNYDER COMMUNICATIONS, INC.


                                                  COMMON     COMMON     ADDITIONAL   RETAINED    LIMITED       UNEARNED
                                                  STOCK       STOCK     PAID-IN      EARNINGS    PARTNERS'       ESOP      TREASURY
                                                  SHARES    PAR VALUE   CAPITAL     (DEFICIT)    DEFICIT    COMPENSATION     STOCK
                                                  ------    ---------   -------     ---------    -------    ------------     -----
                                                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31, 1997..................     67,950,000      68       180,086    (19,828)      --             --        (42,705)

     Distributions and dividends............         --          --          --       (7,316)      --             --          --
     Net proceeds from secondary stock
       issuances............................        500,000      --        17,329       --         --             --          --
     Exercise of stock options and subsidiary
       stock appreciation rights............      1,094,000       1        32,259       --         --             --             19
     Issuance of shares for purchase of
       subsidiaries and property............      1,906,000       2        59,665       --         --             --          --
     Foreign currency translation adjustment         --          --          --         --         --             --          --
     Unrealized loss on marketable securities        --          --          --         --         --             --          --
     Purchases and retirements of treasury                       (1)       (2,471)   (17,617)      --             --         14,742
       stock................................     (1,152,000)
     Reissuance of treasury stock...........      1,064,000       1         7,065       --         --             --         27,944
     Reclassification of redeemable ESOP stock       --          --          --        2,319       --             --          --
     Tax benefit from taxable merger
       transactions.........................         --          --        76,927       --         --             --          --
     Issuance of warrants by acquired
       subsidiary...........................         --          --           219       --         --             --          --
     Compensation on shares and options
       issued by acquired subsidiaries......        118,000      --         4,035       --         --             --          --
     Net income.............................         --          --          --       22,806       --             --          --

     Comprehensive income...................
                                                -----------    -----     --------   --------     ------      --------     --------
Balance, December 31, 1998..................     71,480,000      $71     $375,114   $(19,636)    $ --           $ --          --
                                                ===========    =====     ========   ========     ======      ========     ========

               The accompanying notes are an integral part of this consolidated statement of equity and comprehensive income.

                                     F-5(a)

*Table continued on following page

*Table continued from previous page

                                                    ACCUMULATED
                                                       OTHER
                                                   COMPREHENSIVE               COMPREHENSIVE
                                                      INCOME        TOTAL         INCOME
                                                      ------        -----         ------

Balance, December 31, 1997..................            640        118,261           --

     Distributions and dividends............            --          (7,316)          --
     Net proceeds from secondary stock
       issuances............................            --          17,329           --
     Exercise of stock options and subsidiary
       stock appreciation rights............            --          32,279           --
     Issuance of shares for purchase of
       subsidiaries and property............            --          59,667           --
     Foreign currency translation adjustment          1,242          1,242          1,242
     Unrealized loss on marketable securities           (53)           (53)           (53)
     Purchases and retirements of treasury              --          (5,347)          --
       stock................................
     Reissuance of treasury stock...........            --          35,010           --
     Reclassification of redeemable ESOP stock          --           2,319           --
     Tax benefit from taxable merger
       transactions.........................            --          76,927           --
     Issuance of warrants by acquired
       subsidiary...........................            --             219           --
     Compensation on shares and options
       issued by acquired subsidiaries......            --           4,035           --
     Net income.............................            --          22,806         22,806
                                                                                ---------
     Comprehensive income...................                                      $23,995
                                                     ------      ---------      =========
Balance, December 31, 1998..................         $1,829       $357,378
                                                     ======      =========

                                     F-5(b)

                           SNYDER COMMUNICATIONS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                     1998        1997        1996
                                                                                     ----        ----        ----
                                                                                            (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss).......................................................        $22,806   $(26,861)    $12,850
     Adjustments to reconcile net income (loss) to net cash provided by operating activities:
         Depreciation and amortization.......................................         22,886     15,684      14,049
         Loss on repayment of subordinated debt..............................           --        --          2,021
         Noncash charge from accelerated vesting of acquired subsidiary options        4,035      9,097        --
         Noncash ESOP expense................................................           --        4,851       5,282
         Deferred taxes......................................................        (13,328)   (11,415)     (3,170)
         Loss on disposal of assets..........................................            751      3,382         861
         Other noncash amounts...............................................            117      1,180       1,814
     Changes in assets and liabilities:
         Accounts receivable, net............................................         (2,473)   (33,341)     (6,086)
         Receivables from pass-through costs.................................         (8,794)   (11,592)    (28,998)
         Related party receivables...........................................          3,573       (120)       (494)
         Unbilled services...................................................        (13,256)    (6,256)     (5,309)
         Deposits and other assets...........................................          1,941         (1)       (343)
         Other current assets................................................         (2,516)     3,462      (1,424)
         Accrued payroll, accounts payable and accrued expenses..............         19,888     67,387      39,746
         Client advances.....................................................           (665)       --         --
         Unearned revenue....................................................        (10,422)     7,238       5,268

         Impact from differing fiscal year ends..............................           --       (2,761)       --
                                                                                   ---------   --------    --------
                  Net cash provided by operating activities..................         24,543     19,934      36,067
                                                                                   ---------   --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of subsidiaries, net of cash acquired..........................        (18,711)   (22,066)       --

     Purchase of property and equipment......................................        (40,570)   (20,862)    (12,711)
     Proceeds from sale of equipment.........................................            787        234         320
     Net sales of marketable securities......................................          1,837      8,081       1,893
     Purchase of intangible assets...........................................         (1,493)    (5,088)     (2,845)
     Note and net advances to stockholders of acquired subsidiaries..........         (1,940)     1,467          30
     Impact from differing fiscal year ends..................................           --         (446)       --
                                                                                   ---------   --------    --------
                  Net cash used in investing activities......................        (60,090)   (38,680)    (13,313)
                                                                                   ---------   --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayment of long-term notes payable to limited partners and others.....         (2,197)   (31,090)     (3,483)
     Proceeds from issuance of subordinated debentures due to related parties           --          425         294
     Repayment of subordinated debentures due to related parties.............           --         --        (6,900)
     Debt issuance costs.....................................................           --         --           (25)
     Distributions and dividends.............................................         (6,161)   (10,589)    (31,872)
     Proceeds (repayment) from long-term debt................................         (8,860)     5,372       1,516
     Proceeds from mandatorily redeemable preferred stock....................           --         --         3,238
     Redemption of mandatorily redeemable preferred stock....................           --       (8,330)       --
     Net borrowings (repayments) on lines of credit..........................        (30,302)    19,297      (4,306)
     Payments on capital lease obligations...................................         (2,091)    (2,115)     (1,124)
     Proceeds from exercise of options.......................................         21,053     25,128         425
     Proceeds from stock issuances...........................................         52,339     43,250      60,532
     Purchase and retirement of treasury stock...............................         (5,347)    (1,382)     (6,741)
     Redemption/issuance of stock in connection with recapitalization of
       acquired subsidiary...................................................           --      (16,769)       --
     Loans provided by related parties.......................................           --       10,000        --
     Payment of related party loans..........................................           --      (10,000)       --
     Capital contribution - acquired subsidiary..............................           --        5,503        --
     Impact from differing fiscal year ends..................................           --        3,704        --
                                                                                   ---------   --------    --------
                  Net cash provided by financing activities..................        18,434      32,404      11,554
                                                                                   ---------   --------    --------
Effect of exchange rate changes..............................................           879         206       1,171
Net (decrease) increase in cash and equivalents..............................       (16,234)     13,864      35,479
                                                                                   ---------   --------    --------
Cash and equivalents, beginning of period....................................        89,829      75,965      40,486
                                                                                   ---------   --------    --------

                                      F-6

                           SNYDER COMMUNICATIONS, INC.

               CONSOLIDATED STATEMENT OF CASH FLOWS - (CONTINUED)

                                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                     1998        1997        1996
                                                                                     ----        ----        ----
                                                                                            (IN THOUSANDS)

Cash and equivalents, end of period..........................................        $73,595    $89,829     $75,965
                                                                                    ========   ========    ========

DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest including dividends on mandatorily redeemable            $ 2,681    $ 2,667     $ 4,066
       preferred stock.......................................................
     Cash paid for income taxes..............................................         13,811      7,726       8,276

DISCLOSURE OF NONCASH ACTIVITIES:
     Equipment purchased under capital leases................................          1,693        817       3,610
     Distribution of note receivable from stockholder to SMS stockholders....           --          --        2,725
     Issuance of shares of common stock for purchase of subsidiaries.........         54,443     13,320         --
     Issuance of note for purchase of treasury stock.........................           --          215       2,595
     Redemption of common stock in exchange for note payable.................           --          457         --
     Distribution of non-operating assets and distribution payable by subsidiary       1,154        --          --
     Issuance of common stock related to stock appreciation rights...........          3,484        --          --
     Tax benefit from exercise of stock options..............................          7,742      5,312          99
     Issuance of common stock for conversion of subsidiary debt..............          1,741        --          --
     Acquisition of property and assumption of debt for common stock.........          3,483        --          --
     Issuance of notes for purchase of subsidiary............................          5,242        --          --
     Tax benefit from taxable merger transactions............................         76,927        --          --











               The accompanying notes are an integral part of this
                      consolidated statement of cash flows.

                           SNYDER COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION, BASIS OF PRESENTATION AND BUSINESS:

Organization

     On October 19, 1988, Collegiate Marketing and Communications, Inc., a Delaware corporation (the "General Partner"), and a Delaware limited partnership beneficially owned by Mortimer B. Zuckerman and Fred Drasner (the "Original Limited Partner") entered into a partnership agreement (the "Partnership Agreement") under the name Collegiate Marketing and Communications, L.P. (the "Partnership"). On September 1, 1989, the name of the Partnership was changed to Snyder Communications, L.P., and the name of the General Partner was changed to Snyder Communications, Inc. On May 18, 1995, the Partnership Agreement was amended to admit several new limited partners into the Partnership. On June 25, 1996, the name of the General Partner was changed to Snyder Marketing Services, Inc. ("SMS").

     Snyder Communications, Inc., a Delaware corporation, was incorporated on June 25, 1996, to continue the business operations of the Partnership. Snyder Communications, Inc., in conjunction with all of the existing partners in the Partnership, reorganized on September 24, 1996 (the "Reorganization"), upon the effectiveness of the initial public offering of its common stock.

     Prior to the Reorganization, SMS owned 63.85% of the Partnership, and the limited partners owned the remaining 36.15%. The Reorganization resulted in the stockholders of SMS exchanging 100% of their SMS stock for stock of Snyder Communications, Inc., simultaneously with the limited partners exchanging their limited partnership interests in the Partnership for common stock of Snyder Communications, Inc. After consummation of the Reorganization, Snyder Communications, Inc. owned 100% of the stock of SMS and, directly and indirectly (through its ownership of SMS), 100% of the interests in the Partnership. In connection with the Reorganization, 29,458,400 shares of common stock were issued to the stockholders of Snyder Communications, Inc. ("SNC"). Because of the continuity of ownership, the Reorganization was accounted for by combining the assets, liabilities and operations of SMS, the Partnership and Snyder Communications, Inc., at their historical cost basis.

Basis of Presentation

     Throughout 1998 and 1997, SNC completed acquisitions that were accounted for as poolings of interests for financial reporting purposes. The accompanying consolidated financial statements have been retroactively restated to reflect the pooling of interests transactions. During 1998 and 1997, the Company (as defined herein) also made several acquisitions that have been accounted for as purchase business combinations. The companies with which SNC has entered into mergers accounted for as poolings of interests for financial reporting purposes will be collectively referred to as the "Pooled Entities," and their mergers will be referred to herein as the "Acquisitions." The accompanying consolidated financial statements have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows of SNC and the Pooled Entities, after elimination of all significant intercompany transactions, for all periods presented, giving effect to the Acquisitions as if they had occurred at the beginning of the earliest period presented (the combined entity will be referred to hereafter as the "Company"). Prior to its merger with SNC in July 1997, American List Corporation utilized a February 28 fiscal year end. Concurrent with the merger, American List Corporation changed its fiscal year end to December 31. The accompanying consolidated statements of income, equity and comprehensive income and cash flows for the year ended December 31, 1996 reflect the combination of the American List Corporation statements of income, equity and comprehensive income and cash flows for the year ended February 28, 1997. Certain amounts previously presented have been reclassified to conform to the December 31, 1998 presentation. The consolidated balance sheets for all periods presented give effect to the conversion of the shares of the Pooled Entities' common stock into 31,018,532 shares of SNC common stock.

                           SNYDER COMMUNICATIONS, INC.

Business

     The Company provides fully integrated marketing solutions for its clients and characterizes its service offerings into three types: direct services, healthcare services and creative services. The Company's operations are conducted throughout the United States ("U.S."), the United Kingdom ("U.K."), France, Germany, Ireland, the Netherlands and Hungary.

     The direct services offered by the Company are marketing and sales solutions designed to directly reach certain, sometimes targeted, consumer groups. The programs offered within direct services focus on stimulating and creating brand awareness as well as acquiring and retaining customers. The specific services offered within direct services include strategic planning and design, WallBoard(R) and other information displays, proprietary sampling programs and publications, face-to-face field sales, teleservices, database mailings, interactive services, and return-on-investment evaluation. During 1998 and 1997, the Company issued 5,655,730 and 10,414,885 shares, respectively, in pooling of interests transactions with companies that provide direct services. These transactions include the acquisitions of Brann Holdings Limited ("Brann"), Blau Marketing Technologies, Inc. ("Blau"), Response Marketing Group, LLC ("RMG"), Bounty Group Holdings Limited ("Bounty"), Sampling Corporation of America ("SCA"), American List Corporation ("American List"), Echo Marketing, Inc. ("Echo") and National Sales Services, Inc. ("NRS"). Brann's operations are conducted throughout the U.K. and consist primarily of planning, creating and delivering direct response marketing communications; marketing systems design and consultancy; print production services; and telephone and response management services for companies involved in direct marketing and selling. Blau's operations are conducted throughout the U.S. and consist primarily of strategic consulting and design; program creation and implementation; consumer database management; response tracking and analysis; and production management. RMG's operations are also conducted throughout the U.S. and consist primarily of database and analytical services; strategic consulting and design; and marketing campaign management. Brann, Blau and RMG all provide a broad range of services and full-scale direct marketing and sales solutions. The services offered by Bounty, SCA, American List and NRS are more focused and consist primarily of product sampling at Bounty and SCA, data mining at American List and field marketing at NRS. Bounty provides targeted product sampling and proprietary publications to expectant mothers, new mothers and parents of toddlers in the U.K. and Ireland. SCA distributes product samples and proprietary publications on behalf of consumer packaged goods manufacturers in the U.S. through primary and secondary schools, daycare centers, colleges and immigrant organizations. American List develops, maintains and markets databases of high school, college and pre-school through junior high school students in the U.S. NRS provides marketing and merchandising services for its clients throughout the U.S., and its services include reporting and data analysis, consulting, distribution and in-store merchandising.

     The healthcare services offered by the Company are designed to establish and monitor marketing plans as well as to provide face-to-face interaction with physicians and other healthcare providers. Healthcare services consist primarily of pharmaceutical detailing and sales force training, but also include educational communications as well as establishing marketing plans, targeting specific markets and evaluating sales performance. During 1998 and 1997, the Company issued 7,340,236 and 4,035,184 shares, respectively, in pooling of interests transactions with companies that provide healthcare services. These transactions include the acquisitions of MMD, Inc. ("MMD"), GEM Communications, Inc. ("GEM"), Rapid Deployment Group Limited ("RDL"), PharmFlex, Inc. ("PharmFlex"), Health Products Research, Inc. ("HPR"), Publimed Promotions S.A. ("Publimed"), Clinical Communications Group, Inc. ("Clinical") and MKM Marketinginstitut GmbH ("MKM"). The Company acquired Halliday Jones Sales Ltd. ("HJ") in a purchase transaction in 1997, as well as Healthcare Promotions, LLC ("HCP") and CLI Pharma S.A. ("CLI Pharma") in purchase transactions in 1998. MMD, RDL, HJ, PharmFlex, HCP, Publimed, CLI Pharma and MKM all market medical products for pharmaceutical companies utilizing technically trained sales representatives. MMD, PharmFlex and HCP all operated throughout the U.S., and their operations have been combined into Snyder Healthcare Sales - U.S. RDL and HJ both operated primarily in the U.K., but RDL also had operations in Hungary. RDL and HJ have been combined into Snyder Healthcare Services - U.K. Publimed and CLI Pharma both operated in France, and their operations have been combined into Snyder Healthcare Services - France. MKM continues to operate as such in Germany. GEM and Clinical provided a complete range of healthcare communication services with specialties in educational research, marketing and publishing for the pharmaceutical industry. The operations of GEM and Clinical have been

                           SNYDER COMMUNICATIONS, INC.

combined into Snyder Healthcare Communications. HPR provides strategic and tactical sales force market planning and evaluation services to leading pharmaceutical and medical device manufacturers. HPR's services include sales and marketing resource allocation, sales force planning and the integration and evaluation of sales and marketing promotions.

     The creative services offered by the Company were established with the acquisition of Arnold Communications, Inc. ("Arnold") in the U.S. and expanded with the acquisition of BDDH Group Plc ("BDDH") in the U.K. Creative services are designed to provide customized advertising for clients and include advertising, creative design, public relations, media placement and interactive services. During 1998, the Company issued 3,572,497 shares in pooling of interests transactions with Arnold and BDDH.

     The following details revenues and net income (loss) for each of the years ended December 31, 1998, 1997 and 1996 of SNC and the Pooled Entities through the dates of their respective Acquisitions:

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                                         --------------------------------
                                                                           1998         1997       1996
                                                                           ----         ----       ----
                                                                                   (IN THOUSANDS)
        Revenues:
             SNC...................................................      $673,011     $220,907   $ 82,840
             Pooled Entities.......................................       142,292      391,132    411,087
                                                                        ---------    ---------  ---------
                                                                         $815,303     $612,039   $493,927
                                                                        =========    =========  =========
        Net income (loss):
             SNC...................................................      $ 38,139     $  7,576   $  6,977
             Pooled Entities.......................................       (15,333)     (34,437)     5,873
                                                                        ---------    ---------  ---------
                                                                         $ 22,806     $(26,861)  $ 12,850
                                                                        =========    =========  =========

Unaudited Pro Forma Information

     During the year ended December 31, 1998, the Company recorded $67.2 million of nonrecurring costs, consisting of acquisition and related costs and compensation to stockholders. Consolidated net income adjusted to exclude nonrecurring acquisition and related costs and compensation to stockholders was $73.3 million for the year ended December 31, 1998.

     During the year ended December 31, 1997, the Company recorded $76.3 million of nonrecurring costs, consisting of acquisition and related costs, ESOP expense, recapitalization costs, compensation to stockholders and discontinued operations. Consolidated net income adjusted to exclude nonrecurring acquisition and related costs, ESOP expense, recapitalization costs, compensation to stockholders and discontinued operations was $31.0 million for the year ended December 31, 1997.

     During the year ended December 31, 1996, the Company recorded $27.4 million of nonrecurring costs, consisting of ESOP expense, compensation to stockholders, discontinued operations and the net extraordinary loss. Consolidated net income adjusted to exclude ESOP expense, compensation to stockholders, discontinued operations and an extraordinary loss was $25.2 million for the year ended December 31, 1996.

     During 1998, the Company completed purchase business combinations, including CLI Pharma (March 25, 1998) and HCP (February 13, 1998), for total consideration paid of approximately $91.6 million (1,376,099 shares of common stock and $16.9 million in net cash). Based upon an allocation of purchase consideration, these purchase business combinations have resulted in additional goodwill of approximately $85.7 million. During 1997, the Company completed the acquisition of HJ, and the total consideration paid, including the repayment of assumed debt immediately following the closing, was $19.4 million and consisted of 425,478 shares of common stock and $7.4 million in cash. The following table presents pro forma financial information as if the Company's 1998 purchases of

                           SNYDER COMMUNICATIONS, INC.

HCP and CLI Pharma and 1997 purchase of HJ had been consummated at the beginning of each of the periods presented and all of the Company's operations had been taxed as a C corporation.

                                                                                     FOR THE YEARS ENDED
                                                                                         DECEMBER 31,
                                                                                         ------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                          (UNAUDITED)
                                                                                    (IN THOUSANDS, EXCEPT
                                                                                        PER SHARE DATA)
        Pro forma revenues.....................................................      $825,365     $672,182
        Pro forma income (loss) from continuing operations.....................        20,235      (27,583)
        Pro forma net income (loss)............................................        20,235      (28,483)
        Pro forma basic net income (loss) per share............................          0.29        (0.44)
        Pro forma diluted net income (loss) per share..........................          0.28        (0.44)


     The pro forma income from continuing operations and the pro forma net income for the year ended December 31, 1998 include $67.2 million of nonrecurring acquisition and related costs and compensation to stockholders that were recorded in conjunction with the consummation of the Company's mergers with the Pooled Entities. Pro forma net income, adjusted to exclude nonrecurring acquisition and related costs and compensation to stockholders, was $73.4 million. Pro forma basic and diluted net income per share for the same period were $1.05 and $1.02, respectively.

     The pro forma loss from continuing operations and the pro forma net loss for the year ended December 31, 1997, include $76.3 million of nonrecurring acquisition and related costs, ESOP expense, recapitalization costs, compensation to stockholders and discontinued operations that were recorded by Pooled Entities prior to their acquisitions by the Company. Pro forma net income, adjusted to exclude nonrecurring acquisition and related costs, ESOP expense, recapitalization costs, compensation to stockholders and discontinued operations, was $33.3 million. Pro forma basic and diluted net income per share for the same period were $0.51 and $0.50, respectively.

     The Company's other purchase business combinations are immaterial to the consolidated financial statements.

Business Considerations

     There are important risks associated with the Company's business and financial results. These risks include (i) the Company's reliance on significant clients; however, no one client represented greater than 6% of its 1998 revenues (see Note 2); (ii) the Company's ability to sustain and manage future growth;
(iii) the Company's ability to manage and successfully integrate the businesses it has acquired and may acquire in the future; (iv) the Company's ability to successfully manage its international operations; (v) the potential adverse effects of fluctuations in foreign exchange rates; (vi) the Company's dependence on industry trends toward outsourcing of marketing services; (vii) the risks associated with the Company's reliance on technology and the risk of business interruption resulting from a temporary or permanent loss of such technology;
(viii) the entrance of new competitors with greater resources than the Company;
(ix) the Company's ability to recruit and retain qualified personnel; and (x) the dependence of the Company's success on its executive officers and other key employees, in particular, its Chairman of the Board of Directors and Chief Executive Officer.

2.   SIGNIFICANT CLIENT:

     The Company had one client that represented 10.3% and 10.2% of the Company's total revenues for the years ended December 31, 1997 and 1996, respectively. For the year ended December 31, 1998, no single client represented greater than 6% of revenue.

                           SNYDER COMMUNICATIONS, INC.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Equivalents

     Cash and equivalents are comprised principally of amounts in operating accounts, money market investments and other short-term instruments, stated at cost, which approximates market value, with original maturities of three months or less.

Marketable Securities

     The Company's investments are classified into two categories. Those securities classified as "available-for-sale" are reported at market value. Debt securities consisting of state and municipal bonds are classified as "held-to-maturity" and are reported at amortized cost. Cost is determined using the specific identification method. Unrealized gains and losses from securities "available-for-sale" are reported as a separate component of equity and comprehensive income.

Receivables From Pass-Through Costs

     Receivables from pass-through costs relate to services purchased from third parties, on behalf of clients, for which no revenue is recorded.

Property and Equipment

     Property and equipment is stated at cost. The Company depreciates furniture, fixtures and office and telephone equipment on a straight-line basis over three to ten years; computer equipment over two to four years and buildings over forty years. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful lives of the improvements.

     When assets are retired or sold, the cost and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss is reflected in income.

Revenue Recognition

     DIRECT SERVICES--The Company performs marketing and sales communications services on behalf of its clients, including database management, interactive services, creative design, direct response marketing, WallBoard(R) information displays, sampling programs, print production, field sales and teleservices. Revenues are recognized as services are rendered in accordance with the terms of the contracts. Certain of these contracts provide for payments based on accepted customers and the type of service purchased by the customer. Revenues related to these sales are recognized on the date the application for service is accepted by the Company's clients. At this point, the Company has no further performance obligation related to the submitted customer and is contractually entitled to payment. Certain of the contracts include postage and other pass-through costs incurred by the Company on behalf of its clients. For these contracts, the Company records as revenue the net billings to its clients. For WallBoard(R) and sampling programs, unearned revenue is recorded for billings prior to the earning of such revenue. Revenues from the sale of lists are recognized upon the shipment to customers of lists on computerized labels, magnetic tape or computer diskettes for a one-time usage. Additional billings are made by the Company for additional usage by the customers.

     HEALTHCARE SERVICES--On pharmaceutical detailing contracts, the Company recognizes revenue and associated costs when services have been performed by account executives. On educational marketing programs the Company recognizes revenues and associated costs as services are performed on behalf of clients. Unbilled services represent revenues earned on contracts but billed in a subsequent accounting period.

                           SNYDER COMMUNICATIONS, INC.

     CREATIVE SERVICES--The Company provides advertising, creative design, public relations, media placement, and interactive services to its clients. Revenue is recognized as services are rendered. Certain of the contracts include media, postage and other pass-through costs purchased by the Company on behalf of its clients. For these contracts, the Company records as revenue the net billings to its clients.

Goodwill and Other Intangible Assets

     Goodwill equal to the fair value of consideration paid in excess of the fair value of net assets purchased has been recorded in conjunction with several of the Company's purchase business combinations and is being amortized on a straight-line basis over periods of seven to thirty years.

     The costs of customer lists that were acquired in conjunction with certain of the Company's purchase business combinations are amortized on a straight-line basis over seven years. The contractual covenant and the marketing rights are amortized over the term of the related agreements, which are four and ten to fifteen years, respectively.

     Costs of purchased lists are amortized on a straight-line basis over their estimated useful lives, generally one to five years. The Company determines the useful lives of its lists based upon the estimated period of time such lists are marketable. The Company periodically reviews the marketability of its lists and, accordingly, their respective estimated useful lives.

     The costs of licenses to use, reproduce and distribute lists and market pharmaceutical products are amortized on a straight-line basis over the term of the related license agreement.

     When conditions or events occur that management believes might indicate that the goodwill or any other intangible asset is impaired, an analysis of estimated future undiscounted cash flows is undertaken to determine if any write down in the carrying value of the asset is required.

Income Taxes

     Prior to their merger with SNC, certain of the U.S. based Pooled Entities were treated as S corporations or Limited Liability Companies for income tax purposes. Accordingly, no provision for federal or state income taxes, except in certain states that do not recognize S Corporations or Limited Liability Companies, has been made for these entities through the date of their mergers with SNC in the accompanying consolidated financial statements.

     The Company's subsidiaries with operations in the U.K., France and Germany pay taxes in their respective countries, on a corporate level similar to a C corporation in the U.S.

     Effective January 1, 1996, SMS elected to be taxed as an S corporation under the Internal Revenue Code. In lieu of corporate taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Effective with the Reorganization, SNC is treated as a C corporation for federal and state income tax purposes. At the date of the Reorganization, SNC recognized a net deferred tax asset and an associated tax benefit equal to the cumulative net deductible temporary differences existing at that date. The income tax provision recorded for the year ended December 31, 1996 includes a provision for income taxes for SNC for the period from September 24, 1996, the date of the Reorganization, through December 31, 1996, offset by the net deductible temporary differences existing at the date of the Reorganization.

     The accompanying consolidated financial statements reflect no provision for federal or state income taxes related to income earned by the Partnership prior to the Reorganization since each of the partners of the Partnership reflected their share of the Partnership's net income on their respective tax returns.

                           SNYDER COMMUNICATIONS, INC.

Pro Forma Income (Loss) Data (Unaudited)

     The unaudited pro forma net income (loss) and pro forma net income (loss) per share amounts include a provision for federal and state income taxes as if the Company had been a taxable C corporation for all periods presented. The shares used in computing pro forma net income (loss) per share assume that the Reorganization and the Acquisitions had occurred at the beginning of each of the periods presented, reflect the issuance of additional shares as a result of issuances of stock, the exercise of stock options, and the repurchase of outstanding shares by certain subsidiaries of the Company prior to their mergers with SNC. The pro forma income tax rate on the Company's recurring operations reflects the combined federal, state and foreign income taxes of approximately 38.0%, 42.9% and 44.8%, for the years ended December 31, 1998, 1997 and 1996, respectively. The pro forma income tax rates in the table below differ from the pro forma income tax rates on the Company's recurring operations due to the nondeductibility of certain of the acquisition and related costs. The Company's December 31, 1998 tax provision exceeds its statutory rate due to the recognition of certain acquisition and related costs, which are not deductible for income tax purposes.

     The table below presents this pro forma calculation of net income (loss):

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                          --------------------------------
                                                                            1998       1997         1996
                                                                            ----       ----         ----
                                                                                  (IN THOUSANDS)
        Pro forma net income (loss) data (unaudited):
        Historical income (loss) from continuing operations before
           income taxes............................................       $51,127    $(20,438)    $21,806
        Pro forma provision for income taxes.......................       (30,982)     (9,453)    (13,137)
                                                                         --------   ---------    ---------
        Pro forma income (loss) from continuing operations.........        20,145     (29,891)      8,669
        Discontinued operations, less applicable pro forma income
           taxes of $607 and $603 for 1997 and 1996, respectively..          --          (900)       (895)
        Extraordinary item, less applicable income taxes of $806...          --          --        (1,216)
                                                                         --------   ---------    ---------
        Pro forma net income (loss)................................       $20,145    $(30,791)    $  6,558
                                                                         ========   =========    =========


Accounting for Stock Options

     The Company accounts for its stock-based compensation plan using the intrinsic value based method in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Pro forma disclosure of net income and earnings per share, calculated as if the Company accounted for its stock-based compensation plan using the fair value based method in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), is included in Note 13.

Foreign Currency Translations

     Assets and liabilities of the Company's international subsidiaries are translated using the exchange rate in effect at the balance sheet date. Revenue and expense accounts for these subsidiaries are translated using the average exchange rate during the period. Foreign currency translation adjustments are disclosed as a separate component of equity and comprehensive income.

Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           SNYDER COMMUNICATIONS, INC.

Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash and equivalents, accounts receivable, unbilled services and accounts payable approximate fair value because of the relatively short maturity of these instruments. As a result of the related party nature of the majority of the Company's outstanding borrowings at December 31, 1998 and 1997, and the fact that substantially all borrowings from third parties were secured by the previously independent Pooled Entities that had capital structures different than the Company's, it is impracticable to estimate the fair value of the debt outstanding at these dates.

Concentration of Credit Risk

     Concentration of credit risk is limited to cash and equivalents, marketable securities, accounts receivable and unbilled services. The Company places its investments in highly rated financial institutions, U.S. Treasury bills, investment grade short-term debt instruments and state and local municipalities, while limiting the amount of credit exposure to any one entity. The Company's receivables are concentrated with customers in the telecommunications, pharmaceutical and consumer packaged goods industries. The Company does not require collateral or other security to support clients' receivables.

New Accounting Pronouncements

     During 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128") and has applied its provisions to all years presented in these financial statements. SFAS No. 128 requires primary earnings per share ("EPS") to be replaced with basic EPS. Basic EPS is computed by dividing reported earnings available to common stockholders by the weighted average number of shares outstanding without consideration of common stock equivalents or other potentially dilutive securities. Fully diluted EPS, now called diluted EPS, is also reported. Diluted EPS gives effect to common stock equivalents and other potentially dilutive securities outstanding during the period.

     During 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), and the accompanying consolidated financial statements have been restated to conform to the SFAS No. 130 requirements. Included within accumulated other comprehensive income are the cumulative amounts for foreign currency translation adjustments and unrealized gains and losses on marketable securities. The cumulative foreign currency translation adjustment was $1,817,697 and $576,420 as of December 31, 1998 and 1997, respectively. The cumulative gain on marketable securities was $10,849 and $64,194 as of December 31, 1998 and 1997, respectively.

     During 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). The information required for operating groups is disclosed in Note 20.

     During 1998, the Company adopted Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132"). The disclosures required by SFAS No. 132 are provided in Note 14.

                           SNYDER COMMUNICATIONS, INC.

4.   MARKETABLE SECURITIES:

     The amortized cost, unrealized gains and losses, and market values of the Company's held-to-maturity and available-for-sale securities are summarized as follows (in thousands):

                                                             AMORTIZED   UNREALIZED  UNREALIZED    MARKET
                                                               COST        GAINS       LOSSES       VALUE
                                                               ----        -----       ------       -----
        December 31, 1998
             Held to maturity, maturing in less than
               one year:
                 State and municipal bonds...........        $     4       $   --      $ --      $     4
                                                             =======       ======      =====     =======
             Available for sale:
                 Equity securities...................        $   105       $   --      $ (15)    $    90
                 Government income securities........            556           --        (38)        518
                                                             -------       ------      -----     -------
                                                             $   661       $   --      $ (53)    $   608
                                                             =======       ======      =====     =======
        December 31, 1997
             Held to maturity, maturing in less than
               one year:
                 State and municipal bonds...........        $   664       $   --      $ --      $   664
                                                             =======       ======      =====     =======
             Available for sale:
                 Equity securities...................        $   915       $   60      $ --      $   975

                 Government income securities........            483            4        --          487
                 Municipal tax-exempt bonds..........            223           --         (1)        222
                                                             -------       ------      -----     -------
                                                             $ 1,621       $   64      $  (1)    $ 1,684
                                                             =======       ======      =====     =======


     As a result of changes in market value of the available-for-sale security portfolio, a cumulative valuation adjustment of $11 thousand, $64 thousand and $41 thousand is recorded in accumulated other comprehensive income at December 31, 1998, 1997 and 1996, respectively.

5.   PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                                      AS OF DECEMBER 31,
                                                                                      ------------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                        (IN THOUSANDS)
        Buildings and leasehold improvements...................................       $55,048     $25,135
        Computers and equipment................................................        63,719      47,435
        Furniture and fixtures.................................................        14,330      13,804
                                                                                     --------    --------
                                                                                      133,097      86,374
        Accumulated depreciation...............................................       (52,702)    (40,244)
                                                                                     --------    --------
                                                                                      $80,395     $46,130
                                                                                     ========    ========

                           SNYDER COMMUNICATIONS, INC.

6.   GOODWILL AND OTHER INTANGIBLE ASSETS:

     Goodwill and other intangible assets consist of the following:

                                                                                      AS OF DECEMBER 31,
                                                                                      ------------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                        (IN THOUSANDS)
        Goodwill...............................................................      $149,313     $60,080
        Unamortized costs of lists.............................................         5,674       4,459
        License agreements.....................................................         8,438       7,669
        Customer lists and contractual covenant................................        11,104      12,669
                                                                                    ---------    --------
                                                                                      174,529      84,877
        Accumulated amortization...............................................       (21,513)    (15,934)
                                                                                    ---------    --------
                                                                                     $153,016     $68,943
                                                                                    =========    ========

     Goodwill arose from management buy-outs and purchase acquisitions at certain of the Pooled Entities prior to their respective mergers with SNC and from the Company's 1998 and 1997 purchase business combinations.

     Amortization expense of goodwill and other intangible assets totaled $7.9 million, $4.2 million and $4.2 million in 1998, 1997 and 1996, respectively.

7.   DEBT:

Long-Term Borrowings

     Long-term borrowings consist of the following:

                                                                                      AS OF DECEMBER 31,
                                                                                      ------------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                        (IN THOUSANDS)
        Notes, principally acquisition related, 7%-8%, due January 2000 and 2002      $1,297      $1,226
        German bank debt, 6.3% weighted average interest rate, due April 2004,
           partially secured by building in Germany............................        1,388         --
        Belgian bank debt, 4.7% weighted average rate, due various dates
           through 2005........................................................          346         --
        French bank debt, 8.02% weighted average rate, due August 2002.........           85         --
        U.S. bank debt, commercial paper rate plus 2.7% (approximately 8.55%)..         --         2,099
        United Kingdom bank debt, base rate plus 2.25% (approximately 7.25%),
           secured by certain assets in the United Kingdom.....................         --           460
        Obligations under license agreement, 7.25% imputed rate................        1,058       1,558
        Other, due within 12 months............................................         --           437
                                                                                   ---------    --------
                                                                                       4,174       5,780
        Current maturities of long-term borrowings.............................       (1,085)     (1,845)
                                                                                   ---------    --------
                                                                                      $3,089      $3,935
                                                                                   =========    ========

     In addition to the debt listed above, approximately $5.1 million in debt with a weighted average interest rate of 8.6%, primarily classified as current as of December 31, 1996, was paid in full during 1997.

                           SNYDER COMMUNICATIONS, INC.

Related Party Borrowings

     Related party borrowings consist of the following:

                                                                                      AS OF DECEMBER 31,
                                                                                      ------------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                        (IN THOUSANDS)
        Note payable, acquisition related, 7%, due September 30, 2002..........       $7,504      $3,682
        Note payable, acquisition related, 5% for first two years and 7% during
           third, due February 18, 2001........................................        1,420        --
        Convertible subordinated debentures payable to shareholder of acquired subsidiary, 7%, due September 2000, converted prior to subsidiary's
           merger with SNC.....................................................         --         1,651
        Shareholder loans of acquired subsidiary, 5.73% to 5.91%...............         --         1,571
        Note payable to partner of acquired subsidiary, 9.5%...................         --           938
        Promissory note payable to founder of acquired subsidiary, 6.0%........         --           457
                                                                                   ---------    --------
                                                                                       8,924       8,299
        Current maturities of related party borrowings.........................         --          (770)
                                                                                   ---------    --------
                                                                                      $8,924      $7,529
                                                                                   =========    ========

     On October 28, 1996, the Company used approximately $7.0 million of cash to redeem in full the subordinated debentures (the "Debentures") due to related parties. The Debentures were originally issued on May 18, 1995, with a face amount of $6.0 million. Cash proceeds of $5.0 million were received upon issuance of the Debentures. The difference between the cash proceeds received and the face amount of the Debentures was accounted for as an original issue discount. The Debentures had a stated interest rate of 12.25% (effective interest rate to maturity of approximately 17%) and an original maturity date of December 31, 2001. The $7.0 million payment consisted of the face amount of the Debentures, a prepayment penalty and accrued interest. A nonrecurring charge of $1.2 million ($.02 per diluted share), net of an $0.8 million tax benefit, was recorded at December 31, 1996 as an extraordinary loss related to this early debt extinguishment. The extraordinary item consists of prepayment penalties and the write-off of unamortized discount and debt issuance costs.

     In accordance with the provisions of its formation agreement and prior to its merger with the Company, a subsidiary issued promissory notes to its founder and an investor in the principal amounts of $6.7 million and $10.0 million, respectively. The notes were unsecured, with interest at the prime rate plus 2.0%, and were payable no later than August 1, 1998. The notes were repaid in full on November 25, 1997, together with accrued interest of $0.5 million.

     In addition to the debt listed above, approximately $10.6 million in related party debt with a weighted average interest rate of 8.3% and with maturities that extended to 2008 was paid in full during 1997.

     Both foreign and domestic term debt from banking and financing institutions require certain subsidiaries to meet restrictive covenants concerning net worth and debt service coverage and are secured by the assets of those subsidiaries.

                           SNYDER COMMUNICATIONS, INC.

     Future minimum payments as of December 31, 1998, on long-term borrowings, excluding capital leases, are as follows (in thousands):

1999.......................................................       $1,085
2000.......................................................          848
2001.......................................................        2,244
2002.......................................................        8,189
2003.......................................................          455
Thereafter.................................................          277
                                                                --------
                  Total....................................       13,098
Current maturities.........................................       (1,085)
                                                                --------
                  Total....................................      $12,013
                                                                ========

Lines of Credit

     Lines of credit consist of the following:

                                                                                      AS OF DECEMBER 31,
                                                                                      ------------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                        (IN THOUSANDS)
        U.S. bank line of credit, prime rate plus 0.5% (8.25% at December 31,
           1998), $2.3 million maximum borrowing limit.........................       $1,825      $  1,500
        French bank line of credit, 8.02% weighted average stated interest rate,
           $4.1 million aggregate borrowing limit, various expiration dates
           through 2004........................................................          198         2,609
        Secured reducing revolving loan of acquired U.S. subsidiary, 7.5%, due
           December 31, 2003, reflected as current liability as subsidiary was not in compliance with certain financial covenants, terminated by the
           Company in 1998.....................................................          --         20,000
        U.S. financial banking institution line of credit, 30-day commercial paper rate plus 2.7% (7.94% at December 31, 1998), $5.5 million
           maximum borrowing limit.............................................          --          4,537
        U.S. bank line of credit, 8.6% weighted average interest rate..........          --            266
        Related party line of credit from acquired U.S. subsidiary, prime rate
           plus 1% (9.5% at December 31, 1997), terminated by the Company in 1998        --          3,123
        Other borrowings outstanding under credit lines........................          --             15
                                                                                     -------      --------
                                                                                      $2,023       $32,050
                                                                                     =======      ========

     The Company maintains various lines of credit with banking and financial institutions, requiring certain subsidiaries to meet restrictive covenants concerning net worth and debt service coverage and are secured by the assets of those subsidiaries. In aggregate, the Company had lines of credit available for $24.8 million with interest rates ranging from 7.50% to 8.60% at December 31, 1998.

8.   CAPITAL STOCK:

     On May 21, 1998, the Company completed the public offering of 7,068,006 shares of its common stock, par value $0.001 per share at an offering price of $42.00 per share. The offering included 500,064 newly issued shares of common stock sold by the Company and 6,567,942 previously outstanding shares of common stock sold by selling stockholders. The Company received net proceeds of approximately $17.3 million from the offering, net of offering costs. The Company did not receive any proceeds from the sale of shares of common stock in the offering by the selling stockholders.

                           SNYDER COMMUNICATIONS, INC.

     On September 24, 1997, the Company completed the public offering of 8,776,334 shares of its common stock, par value $0.001 per share at an offering price of $25.8125 per share. The offering included 1,850,000 newly issued shares of common stock sold by the Company and 6,926,334 previously outstanding shares of common stock sold by selling stockholders. The Company received net proceeds of approximately $42.7 million from the offering, net of offering costs. The Company did not receive any proceeds from the sale of shares of common stock in the offering by the selling stockholders.

     On September 30, 1996, the Company completed an initial public offering of 8,970,000 shares of its common stock, par value $0.001 per share at an offering price of $17.00 per share. The offering included 4,038,162 newly issued shares of common stock sold by the Company and 4,931,838 previously outstanding shares of common stock sold by selling stockholders. The Company received net proceeds of approximately $59.2 million from the offering, net of offering costs. The Company did not receive any proceeds from the sale of shares of common stock in the offering by the selling stockholders.

9.   INCOME TAXES:

     The Company's income tax provision includes the following components:

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                                           --------------------------------
                                                                            1998        1997        1996
                                                                            ----        ----        ----
                                                                                  (IN THOUSANDS)
        Current:
             U.S.--Federal..........................................       $17,197     $  6,947    $  5,647
             U.S.--State and city...................................         4,509        3,530       1,299
             Foreign...............................................         11,400        5,377       2,564
                                                                          --------    ---------   ---------
                                                                            33,106       15,854       9,510
                                                                          --------    ---------   ---------
        Deferred:
             U.S.--Federal..........................................        (4,689)      (8,493)     (1,953)
             U.S.--State and city...................................        (1,169)      (1,990)       (469)
             Foreign...............................................          1,073         (455)       (846)
                                                                          --------    ---------   ---------
                                                                            (4,785)     (10,938)     (3,268)
                                                                          --------    ---------   ---------
             Income tax provision..................................        $28,321     $  4,916    $  6,242
                                                                          ========    =========   =========

     The provision for taxes on income before extraordinary item differs from the amount computed by applying the U.S. federal income tax rate as a result of the following:

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                          --------------------------------
                                                                           1998       1997         1996
                                                                           ----       ----         ----
                                                                                   (IN THOUSANDS)
        Taxes at statutory U.S. federal income tax rate............       35.00%     35.00%        35.00%
        Income taxed directly to owners............................       (5.20)     25.69        (30.59)
        State and city income taxes, net of federal tax benefit....        5.60      (9.64)         5.45
        Tax effect of Reorganization...............................         --       (1.45)        (2.96)
        Foreign tax rate differential..............................       (6.15)      5.03          0.28
        Dividends on mandatorily redeemable preferred stock........         --       (0.82)         0.84
        Goodwill amortization......................................        1.57      (1.35)         0.62
        Acquisition costs and other permanent differences..........       24.57     (76.51)        19.99
                                                                        -------    -------       -------
        Effective tax rate.........................................       55.39%    (24.05)%       28.63%
                                                                        =======    =======       =======

                           SNYDER COMMUNICATIONS, INC.

     Deferred income taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities. As of December 31, 1998 and 1997, temporary differences that give rise to the deferred tax assets and liabilities consist of the following (in thousands):

                                                                                      AS OF DECEMBER 31,
                                                                                      ------------------
                                                                                       1998        1997
                                                                                       ----        ----
        Reserve for doubtful accounts..........................................      $ 4,502     $ 2,466
        Accrued expenses.......................................................        6,847       5,097
        Intangible assets......................................................       85,093        --
        Deferred compensation..................................................        4,230       3,864
        Tax losses of subsidiaries.............................................        5,919       6,533
        Tax benefit of capital losses..........................................        1,202       1,202
        Other..................................................................        8,269         586
                                                                                   ---------   ---------
        Gross deferred tax assets..............................................      116,062      19,748
                                                                                   ---------   ---------
        Property and equipment.................................................       (1,351)        (37)
        Performance revenues...................................................       (4,048)     (2,660)
        Other..................................................................       (3,091)       (106)
                                                                                   ---------   ---------
        Gross deferred tax liabilities.........................................       (8,490)     (2,803)
        Valuation allowance....................................................       (3,167)     (3,167)
                                                                                   ---------   ---------
        Net deferred tax asset.................................................     $104,405     $13,778
                                                                                   =========   =========

     Several of the Company's subsidiaries have capital and operating loss tax carryforwards that can be realized only if these subsidiaries generate taxable capital gains or operating income, respectively. At December 31, 1998 and 1997, management determined that a valuation allowance against the deferred tax asset associated with these tax losses was required for one of these subsidiaries. Management continually assesses whether the Company's deferred tax asset is realizable and believes that the deferred tax asset, net of the valuation allowance, is realizable at December 31, 1998.

     The Company will receive a future benefit arising from the tax treatment of three of its taxable mergers completed in 1998. In accordance with generally accepted accounting principles, as a result of the mergers being accounted for as poolings of interests, the net estimated future tax benefit of approximately $76.9 million is reflected as a deferred tax asset in the accompanying consolidated balance sheet as of December 31, 1998, with the offsetting credit to additional paid-in capital.

     At December 31, 1998, cumulative undistributed earnings of the Company's foreign subsidiaries were approximately $11,070,000. No provision for U.S. income taxes or foreign withholding taxes has been made since the Company considers the undistributed earnings to be permanently invested in the foreign countries. Determination of the amount of unrecognized deferred tax liability, if any, for the cumulative undistributed earnings of the foreign subsidiaries is not practicable since it would depend upon a number of factors which cannot be known until such time as a decision to repatriate the earnings is made.

10.  ACQUISITION AND RELATED COSTS:

     The Company recorded $65.9 million in nonrecurring acquisition and related costs during 1998. These costs are primarily related to the consummation of 1998 mergers and consist of investment banking fees, expenses associated with the accelerated vesting of options held by employees of certain of the Company's acquirees, other professional service fees, transfer taxes and other contractual payments. In addition, this amount includes a charge of approximately $13.3 million for costs necessary to consolidate and integrate certain of the Company's acquired operations in the U.S., the U.K. and France. The Company is integrating acquired subsidiaries that provide similar services within the same geographic regions. Approximately thirteen locations will be consolidated into six, and the efforts will not have a significant impact on the Company's workforce. The Company expects these integration activities to be substantially complete by the third quarter of 1999. The charge consists of approximately $5.0

                           SNYDER COMMUNICATIONS, INC.

million to consolidate and terminate lease obligations, $6.9 million of severance and other costs associated with the termination of 239 employees, and $1.4 million of fees incurred for consulting services and other costs related to these integration activities. Included in the terminated employees are 55 employees who elected not to relocate and will be replaced. The remaining employees who were terminated are primarily redundant operations and administrative personnel whose functions will be performed by others upon completion of the integration. As of December 31, 1998, 58 employees had terminated employment with the Company and $3.0 million had been charged against the total liability, including $1.5 million in severance and related payments.

     The Company recorded $39.4 million in nonrecurring acquisition and related costs during 1997. Of the $39.4 million, $34.1 million are costs directly related to the consummation of 1997 mergers. These costs consist primarily of investment banking fees, other professional service fees, certain U.K. excise and transfer taxes, as well as a noncash charge of approximately $9.1 million related to the accelerated vesting of the options held by employees of one of the Company's acquirees. The remaining $5.3 million consists of the write-off of deferred license fees and the accrual of a liability expected to resolve outstanding litigation. Both the write-off of the deferred fees and the accrual of the liability were recorded due to changes in fact that resulted from the mergers.

11.  COMPENSATION TO STOCKHOLDERS:

     Prior to their merger with SNC, certain stockholders of the acquired companies received annual compensation in their roles as managers in excess of amounts that they will receive pursuant to employment agreements they have entered into with the Company. The amount by which the historical compensation paid to these managers exceeds that provided in their employment contracts has been classified as compensation to stockholders in the accompanying consolidated statement of income.

12.  EMPLOYEE STOCK OWNERSHIP PLAN:

     One of the Company's U.S. subsidiaries sponsors an employee stock ownership plan ("ESOP") which covers primarily all of its employees who work one thousand hours or more per plan year. Contributions to the ESOP were made at the discretion of the subsidiary's Board of Directors and were equal to the ESOP's debt service less dividends received by the ESOP. In December 1994, the ESOP acquired 534,800 shares from the former chairman of the subsidiary in exchange for $0.4 million in cash and a promissory note of $6.0 million. The note was guaranteed by the subsidiary, secured by the ESOP stock and bore interest, which was payable monthly at 2.7% over the 30-day commercial paper rate. Principal payments were due in five annual installments of $1.2 million commencing January 1, 1996. As of December 31, 1997, the entire amount had been repaid. In January 1995, the ESOP acquired an additional 176,090 shares at a cost of $1.9 million. Of this amount, $1.8 million was financed through a promissory note with the remaining $0.1 million paid in cash. This promissory note was guaranteed by the subsidiary and its former chairman and was due in 84 monthly installments commencing January 1996 with interest at 2.7% over the 30-day commercial paper rate. As of December 31, 1997, the entire amount had been repaid.

                           SNYDER COMMUNICATIONS, INC.

     All dividends and contributions received by the ESOP were used to pay debt service for the period which the ESOP was leveraged. As the debt was repaid, shares were released and allocated to active participants based on the proportion of debt service paid in the year. The ESOP was accounted for in accordance with Statement of Position No. 93-6 "Employers' Accounting for Employee Stock Ownership Plans." Accordingly, the debt of the ESOP was recorded as debt in the accompanying consolidated balance sheet, and the shares that had not been allocated to participants were reported as unearned ESOP compensation in the equity section on the consolidated balance sheet. As shares were committed to be released, the Company recorded compensation expense equal to the then current market price of the shares committed to be released, and the shares were treated as outstanding for earnings-per-share (EPS) computations. Dividends on allocated ESOP shares were recorded as a reduction of retained earnings; dividends on unallocated ESOP shares were recorded as a reduction of debt and accrued interest. ESOP compensation expense was $5.4 million and $6.5 million for 1997 and 1996, respectively. The status of ESOP shares as of December 31 is as follows:

                                                        AS OF DECEMBER 31,
                                                        ------------------
                                                         1998        1997
                                                         ----        ----

        Allocated shares...........................     710,890    570,590
        Shares released for allocation.............        --      140,300
        Shares sold................................    (301,459)      --
                                                       --------   --------
        Total ESOP shares..........................     409,431    710,890
                                                       ========   ========


     All ESOP shares had been released as of December 31, 1998 and 1997.

     Former employees who had terminated employment with the subsidiary prior to its merger with SNC may, at their option, require the Company to repurchase their vested shares held by the ESOP for fair value. The balance necessary to satisfy this repurchase obligation has been classified as Redeemable ESOP stock in the accompanying consolidated balance sheet with a like amount shown as a reduction of paid-in capital for each year.

13.  STOCK INCENTIVE PLAN:

     In September 1996, the Company adopted the 1996 Stock Incentive Plan (the "Stock Option Plan"). The Stock Option Plan authorizes the Company to grant incentive stock options, nonqualified stock options, restricted stock awards and stock appreciation rights ("SARs"). Subject to adjustment, the aggregate number of shares of common stock that may be issued under the Stock Option Plan upon exercise of options, SARs or in the form of restricted stock may not exceed 17.5% of the number of shares of common stock outstanding.

     The exercise price of options granted under the Stock Option Plan may not be less than 100% (110% in the case of an optionee who is a 10% stockholder) of the fair market value per share of common stock on the date of the option grant. The vesting and other provisions of the options are determined by the Company's Board of Directors. All options granted as of December 31, 1998 vest on or before the fourth anniversary of the date of grant and expire on or before the tenth anniversary of the date of grant. In October 1998, the Company repriced 3,526,900 options to their fair market value at the date of repricing.

                           SNYDER COMMUNICATIONS, INC.

     A summary of the activity within the Stock Option Plan, for the three years ended December 31, 1998, after giving retroactive effect to the conversion of the Pooled Entities' options, is as follows:

                                                                                OPTIONS OUTSTANDING
                                                                                -------------------
                                                                            1998       1997          1996
                                                                            ----       ----          ----
                                                                                   (IN THOUSANDS)
        Beginning of year..........................................         6,963      5,164          970
             Granted...............................................        11,340      5,749        4,626
             Exercised.............................................        (1,012)    (1,790)         (66)
             Forfeited ............................................        (5,231)    (2,160)        (281)
             Expired...............................................           --         --           (85)
                                                                         --------   --------     --------
        End of year................................................        12,060      6,963        5,164
                                                                         ========   ========     ========
        Exercisable at end of year.................................         2,133      1,281          863
                                                                         ========   ========     ========


                                                                          WEIGHTED AVERAGE EXERCISE PRICE
                                                                          -------------------------------
                                                                            1998        1997        1996
                                                                            ----        ----        ----

        Beginning of year..........................................        $22.58      $14.95     $  4.88
             Granted...............................................         31.47       24.11       17.05
             Exercised.............................................         20.58       14.10       13.73
             Forfeited ............................................         34.73       20.24       15.65
             Expired...............................................           --          --        15.79
                                                                         --------   --------     --------
        End of year................................................        $26.01      $22.58      $14.95
                                                                         ========   ========     ========
        Exercisable at end of year.................................        $19.68      $17.03      $11.07
                                                                         ========   ========     ========


     The following table presents information related to options outstanding at December 31, 1998.

                                                                                       WEIGHTED
                                                                                        AVERAGE
                                                    NUMBER OF         EXERCISE        CONTRACTUAL
               COMPANY OPTIONS ISSUED BY             OPTIONS            PRICE        LIFE IN YEARS
               -------------------------             -------            -----        -------------
                                                  (IN THOUSANDS)
        SNC prior to initial public offering..         1,031           $17.00            7.68
        SNC subsequent to initial public
           offering...........................        10,417       $19.38 - $43.81       9.11
        Pooled Entities.......................           612        $0.01 - $29.59       7.29
                                                     -------
                                                      12,060
                                                     =======

     The fair value of each option grant is estimated on the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1998 and 1997: risk-free interest rate of 5.1% and 6.2%, expected dividend yield of zero, expected life of 5 years and expected volatility of 51% and 48%.

     The weighted average option fair value on the grant date was $20.60 for options issued during the year ended December 31, 1998.

                           SNYDER COMMUNICATIONS, INC.

     If the Company had recorded compensation expense using the fair value based method prescribed by SFAS No. 123, the Company's 1998 and 1997 pro forma net income (loss) and 1998 and 1997 pro forma net income (loss) per share amounts, which reflect a pro forma adjustment for income taxes, would have been reduced to the following as adjusted amounts:

                                                                                      AS OF DECEMBER 31,
                                                                                      ------------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                     (IN THOUSANDS EXCEPT
                                                                                       PER SHARE DATA,
                                                                                          UNAUDITED)
        Pro forma net income (loss):
             As reported.......................................................       $20,145     $(30,791)
             As adjusted.......................................................       (13,926)     (44,855)
        Pro forma basic net income (loss) per share:
             As reported.......................................................          0.29        (0.48)
             As adjusted.......................................................         (0.20)       (0.70)
        Pro forma diluted net income (loss) per share:
             As reported.......................................................          0.28        (0.48)
             As adjusted.......................................................         (0.20)       (0.70)

14.  PENSION AND PROFIT-SHARING PLANS:

     One of the Company's subsidiaries in the U.K. operates a retirement benefit plan, which is a funded defined benefit plan available to all employees. The assets of the plan are held separately from those of the subsidiary and are invested in managed funds principally comprised of equity securities. Plan benefits are based on years of service and compensation levels at the time of retirement. The funding of the plan is determined following consultation with actuaries using the projected unit credit method.

     For purposes of these consolidated financial statements, the actuarial value of the plan's liabilities has been estimated using the available actuarial valuations, and the plan's asset values reflect the actual market value of those assets at each balance sheet date based on records maintained by the plan's trustees. The most recent actuarial update of the plan's liabilities was performed as of December 31, 1998. The significant assumptions used and the funded status of the plan are set out in the tables below.

                                                                             SIGNIFICANT ASSUMPTIONS
                                                                             -----------------------
                                                                           1998        1997       1996
                                                                           ----        ----       ----
        Discount rate..............................................        5.5%        6.75%       8.0%
        Expected long-term rate of return on plan assets...........        8.5         7.75        9.0
        Rate of increase in compensation...........................        4.0         5.25        6.0


                           SNYDER COMMUNICATIONS, INC.

Net Periodic Pension Cost

     Net periodic pension cost is determined using the assumptions as of the beginning of the year and is comprised of the following:

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                          --------------------------------
                                                                            1998        1997        1996
                                                                            ----        ----        ----
                                                                                  (IN THOUSANDS)
        Service cost...............................................        $1,375      $1,360      $1,109
        Interest cost on projected benefit obligation..............         1,177       1,065         875
        Expected return on plan assets.............................        (1,392)     (2,899)     (1,078)
        Net amortization of unrecognized net loss and deferral of
           actual return on plan assets............................           --        1,638         125
                                                                         --------    --------    --------
        Net periodic pension cost..................................        $1,160      $1,164      $1,031
                                                                         ========    ========    ========

Funded Status

     The funded status is determined using the assumption as of the end of the year and is reflected as follows:

                                                                                      AS OF DECEMBER 31,
                                                                                      ------------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                        (IN THOUSANDS)
        CHANGE IN BENEFIT OBLIGATION:
        Benefit obligation at beginning of year................................       $17,502     $13,931
        Service cost...........................................................         1,375       1,360
        Interest cost..........................................................         1,177       1,065
        Plan participants' contributions.......................................           646         590
        Actuarial gain.........................................................         1,143       1,195
        Benefits paid..........................................................          (464)       (639)
                                                                                    ---------   ---------
        Benefit obligation at end of year......................................       $21,379     $17,502
                                                                                    =========   =========

        CHANGE IN PLAN ASSETS:
        Fair value of plan assets at beginning of year.........................       $17,321     $13,777
        Actual return on plan assets...........................................         2,913       2,430
        Employee contribution..................................................           646         590
        Employer contribution..................................................         1,342       1,163
        Benefits paid..........................................................          (464)       (639)
                                                                                    ---------   ---------
        Fair value of plan assets at end of year...............................       $21,758     $17,321
                                                                                    =========   =========

     The Company and certain of its subsidiaries maintain defined contribution benefit plans. Pension and profit sharing costs related to these plans amounted to approximately $2.4 million, $1.5 million, and $1.2 million for 1998, 1997 and 1996, respectively.

                           SNYDER COMMUNICATIONS, INC.

15.  NET INCOME PER SHARE:

     A reconciliation of the shares used to compute basic and diluted earnings per share follows. For each of the years presented, the same net income used to compute basic earnings per share was used to compute diluted earnings per share.

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                          --------------------------------
                                                                            1998        1997        1996
                                                                            ----        ----        ----
                                                                                   (IN THOUSANDS)
        Weighted average shares outstanding for the period used in
           computation of basic net income per share...................    69,587      63,752      59,194
        Diluted impact of stock options and other dilutive securities..     2,425        --           798
                                                                         --------     -------     -------
        Shares used in computation of diluted net income per share.....    72,012      63,752      59,992
                                                                         ========     =======     =======

     For the years ended December 31, 1998 and 1997, there existed weighted average common stock equivalents of 542,897 and 1,807,903, respectively, which are not included in the calculation of diluted net income per share because they were antidilutive for the period.

16.  DISCONTINUED OPERATIONS:

     On October 24, 1997, the Board of Directors of one of the Company's 1998 acquirees approved the spin-off of its sports management operations, which were carried on by Bob Woolf Associates, Inc. ("BWA"), a wholly owned subsidiary. The acquiree purchased BWA in May 1996. The spin-off was executed in the form of a dividend to the acquiree's stockholders of record on October 31, 1997, whereby each stockholder received one share of BWA for each share of the acquiree's common stock held.

     The net losses of BWA prior to October 31, 1997, are included in the accompanying consolidated statement of income under "discontinued operations" and represent a net loss of $0.02 and $0.03 per diluted share for 1997 and 1996. Revenues from BWA were approximately $0.3 million for the period from May 1, 1996 (date of BWA acquisition) to December 31, 1996, and approximately $2.0 million for the ten months ended October 31, 1997.

17.  LEASES:

     The Company leases certain facilities, office equipment and other assets. The following is a schedule of future minimum lease payments for capital leases and for operating leases with initial or remaining terms in excess of one year at December 31, 1998 (in thousands):

YEARS ENDING DECEMBER 31,                                        CAPITAL LEASES    OPERATING LEASES
-------------------------                                        --------------    ----------------
     1999..................................................          $2,034             $ 23,113
     2000..................................................             970               19,006
     2001..................................................             351               15,723
     2002..................................................             301               11,351
     2003..................................................             171                7,964
     Thereafter............................................               5               26,793
                                                                  ---------           ----------
     Total minimum lease payments..........................           3,832             $103,950
                                                                                      ==========
     Less:  Amount representing interest...................            (376)
                                                                  ---------
     Total obligation under capital leases.................           3,456
     Less:  Current portion................................          (1,706)
                                                                  ---------
     Long-term portion.....................................          $1,750
                                                                  =========

                           SNYDER COMMUNICATIONS, INC.

     Property and equipment, net, on the consolidated balance sheet includes $3.8 million for equipment purchased under capital leases as of December 31, 1998 and 1997.

     Rental expense for all operating leases was approximately $24.3 million, $23.1 million and $21.8 million for the years ended December 31, 1998, 1997 and 1996, respectively.

18.  COMMITMENTS AND CONTINGENCIES:

     The Company has entered into employment agreements with certain key executives and consulting agreements with certain former executives that call for guaranteed minimum salaries and bonuses for varying terms.

     One of the Company's U.S. subsidiaries has standby letters of credit with a bank, secured by compensating balance arrangements, totaling $6.0 million. The standby letters of credit renew annually and interest is charged at a rate of 1.25% per year.

     The Company is subject to lawsuits, investigations and claims arising out of the conduct of its business, including those related to commercial transactions, contracts, government regulation and employment matters. Certain claims, suits and complaints have been filed or are pending against the Company. In the opinion of management and legal counsel, all matters are without merit or are of such kind, or involve such amounts, as would not have a material effect on the financial position or results of operations of the Company if disposed of unfavorably.

19.  RELATED PARTIES:

     The Company's headquarters office space is leased from a third party, in which one of the nonemployee directors of the Company has a minority ownership interest. Rent paid under this lease was $1.1 million, $2.4 million and $1.1 million in 1998, 1997 and 1996, respectively.

     The Company produces a WallBoard(R) for which a publication beneficially owned by certain nonemployee directors of the Company is one of the sponsors. Revenues earned under this program were $2.0 million in 1997.

     In December 1997, the Company entered into a software license agreement with a company in which certain nonemployee directors of the Company are directors and in which they own a minority interest. The Company paid approximately $2.5 million for the license and related equipment.

20.  SEGMENT INFORMATION:

     The Company provides sales and marketing solutions for its clients and strives to integrate its service capabilities within as well as across its three operating groups: Direct Services, Healthcare Services and Creative Services. Direct Services provides services centered on marketing and sales programs designed to reach certain, sometimes targeted, consumer groups through strategic planning and consulting services, proprietary sampling programs, field sales, teleservices, database mailings, information displays and interactive services. Healthcare Services focuses on providing outsourced pharmaceutical detailing, sales force training, marketing plan design and evaluation services and healthcare educational, marketing and publishing services. Creative Services establishes brand awareness for clients through advertising, creative design, public relations, media placement and interactive services.

     The accounting policies of the operating groups are the same as those described in the Summary of Significant Accounting Policies (Note 3). The Company primarily evaluates performance based on earnings before interest and taxes (EBIT) from the combined subsidiaries in each operating group, excluding nonrecurring acquisition and related costs, compensation to stockholders, ESOP expense and recapitalization costs. Sales between operating groups are accounted

                           SNYDER COMMUNICATIONS, INC.

for at fair value as if the sales were to third parties. All activity between operating groups has been eliminated with respect to revenue and EBIT.

     The Company's operating groups are strategic business units that offer different services. They are managed separately because each business requires different marketing, service and pricing strategies. The operating groups are primarily an aggregate of businesses acquired as separate units over the course of time.

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                                         --------------------------------
                                                                           1998        1997        1996
                                                                           ----        ----        ----
                                                                                  (IN THOUSANDS)
        REVENUES:
             Direct Services.......................................      $386,333    $319,339    $281,789
             Healthcare Services...................................       321,660     208,960     144,710
             Creative Services.....................................       107,310      83,740      67,428
                                                                        ---------   ---------   ---------
                          Total....................................      $815,303    $612,039    $493,927
                                                                        ---------   ---------   ---------
        EBIT:
             Direct Services.......................................      $ 76,492    $ 43,192    $ 37,716
             Healthcare Services...................................        42,483      19,829      15,371
             Creative Services.....................................        12,790       2,082       3,921
             Corporate and other...................................       (14,880)     (9,468)     (8,461)
                                                                        ---------   ---------   ---------
                          Total....................................      $116,885    $ 55,635    $ 48,547
                                                                        ---------   ---------   ---------
        TOTAL ASSETS:
             Direct Services.......................................      $291,343    $187,118    $175,355
             Healthcare Services...................................       204,942     105,276      51,180
             Creative Services.....................................       189,804     111,121      83,838
             Corporate and other...................................         9,571      48,831       9,257
                                                                        ---------   ---------   ---------
                          Total....................................      $695,660    $452,346    $319,630
                                                                        ---------   ---------   ---------
        GEOGRAPHIC INFORMATION:
        Revenues:
             United States.........................................      $511,465    $415,067    $338,571
             United Kingdom........................................       204,247     145,507     119,169
             Western Europe........................................        91,957      47,572      33,854
             Other.................................................         7,634       3,893       2,333
                                                                        ---------   ---------   ---------
                          Total....................................      $815,303    $612,039    $493,927
                                                                        ---------   ---------   ---------
        RECONCILIATION OF EBIT TO INCOME (LOSS) FROM OPERATIONS:
             Total EBIT for operating groups.......................      $116,885    $ 55,635    $ 48,547
             Compensation to stockholders..........................        (1,315)    (28,060)    (17,279)
             ESOP expense..........................................          --        (5,411)     (6,553)
             Recapitalization costs................................          --        (1,889)        --
             Acquisition and related costs.........................       (65,863)    (39,430)        --
                                                                        ---------   ---------   ---------
             Income (loss) from operations.........................      $ 49,707    $(19,155)   $ 24,715
                                                                        ---------   ---------   ---------

                           SNYDER COMMUNICATIONS, INC.

21. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE
DATA):

     The following table summarizes financial data by quarter for the Company for 1998 and 1997, giving effect to the Acquisitions as if they had occurred at the beginning of the earliest period presented.

                                                                            1998 QUARTER ENDED
                                                                            ------------------
                                                      MARCH 31      JUNE 30   SEPTEMBER 30   DECEMBER 31     TOTAL
                                                      --------      -------   ------------   -----------     -----
Revenues.........................................     $176,940    $202,562      $209,818       $225,983   $815,303
Gross profit.....................................       58,680      66,673        65,112         70,781    261,246
Net income (loss)................................       (8,628)     17,794        10,664          2,976     22,806
Net income (loss) per share (diluted) (a)........        (0.13)       0.25          0.15           0.04       0.32
Pro forma net income (loss)......................      (10,624)     17,391        10,182          3,196     20,145
Pro forma net income (loss) per share (diluted) (a)      (0.16)       0.24          0.14           0.04       0.28
Pro forma net income, excluding nonrecurring
   acquisition and related costs and compensation
   to stockholders...............................       14,919      17,676        19,109         21,645     73,349
Pro forma net income, excluding nonrecurring
   acquisition costs and compensation to
   stockholders per share (diluted)..............         0.21        0.25          0.26           0.30       1.02


                                                                             1997 QUARTER ENDED
                                                                             ------------------
                                                       MARCH 31    JUNE 30   SEPTEMBER 30   DECEMBER 31     TOTAL
                                                       --------    -------   ------------   -----------     -----

Revenues.........................................     $135,795    $148,027     $152,859       $175,358    $612,039
Gross profit.....................................       41,148      46,372       45,860         48,414     181,794
Income (loss) from continuing operations.........       (9,117)      9,272      (18,393)        (7,116)    (25,354)
Income (loss) from continuing operations per
   share (diluted) (a)...........................        (0.15)       0.14        (0.29)         (0.11)      (0.40)
Net income (loss)................................       (9,675)      8,649      (18,692)        (7,143)    (26,861)
Net income (loss) per share (diluted) (a)........        (0.15)       0.13        (0.30)         (0.11)      (0.42)
Pro forma net income (loss) from continuing
   operations....................................      (10,440)      7,591      (18,236)        (8,806)    (29,891)
Pro forma net income (loss) from continuing
   operations per share (diluted)................        (0.17)       0.12        (0.29)         (0.13)      (0.47)
Pro forma net income (loss)......................      (10,773)      7,219      (18,415)        (8,822)    (30,791)
Pro forma net income (loss) per share (diluted)..        (0.17)       0.11        (0.29)         (0.13)      (0.48)
Proforma net income from continuing operations,
   excluding nonrecurring acquisition and
   related costs, ESOP expense, recapitalization
   costs and compensation to stockholders........        7,532       9,637        9,046          4,820      31,035
Proforma net income from continuing operations,
   excluding nonrecurring acquisition and
   related costs, ESOP expense, recapitalization
   costs and compensation to stockholders per
   share (diluted) (a)...........................         0.12        0.15         0.14           0.07        0.47


     The pro forma amounts include a provision for federal and state income taxes as if the Company had been a taxable C corporation for all periods presented.

(a) The sum of these amounts does not equal the annual amount because the quarterly calculations are based on varying numbers of shares outstanding.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Brann Holdings Limited:

     We have audited the consolidated balance sheets of Brann Holdings Limited (the Company) and its subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which do not differ in any material respect from generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States.


                                  PRICE WATERHOUSE
                                  Chartered Accountants and Registered Auditors


Bristol, England
May 30, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
American List Corporation

     We have audited the consolidated balance sheet of American List Corporation and Subsidiaries as of February 28, 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American List Corporation and Subsidiaries as of February 28, 1997, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                  GRANT THORNTON LLP


Melville, New York
April 11, 1997

                                    SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                                        SNYDER COMMUNICATIONS, INC.

Date: March 19, 1999                    By: /S/ MICHELE D. SNYDER
                                            ------------------------------------
                                            Name: Michele D. Snyder
                                            Title: Vice Chairman, President and
                                                   Chief Operating Officer



Date: March 19, 1999                    By: /S/ A. CLAYTON PERFALL
                                            ------------------------------------
                                            Name: A. Clayton Perfall
                                            Title: Chief Financial Officer